Exhibit 23.3



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by Reference in the Registration Statements on Form S-8 (File Nos. 333-74560 and 333-70431) of Quest Resource Corporation of our report dated March 4, 2005 (except for Note 18, as to which the date is October 17, 2005) related to the financial statements which appear in Quest Resource Corporation's Form 10KSB/A for the seven months ended December 31, 2004.



/s/ Murrell, Hall, McIntosh & Co., PLLP


Oklahoma City, Oklahoma
October 18, 2005